UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8    Other Events

Item 8.01    Other Events.

On October 15, 2025, Allegiant Travel Company (the “Company”) repaid $120.0 million of its senior secured notes due August 2027 under a call feature exercised on September 15, 2025. The remaining principal balance outstanding on the Company’s 2027 senior secured notes is now $404.74 million following this prepayment along with $25.26 million in notes repurchased during August 2025.

Including the senior secured notes redeemed or repurchased as disclosed above and recent voluntary prepayments of other bilateral debt obligations, the Company has prepaid approximately $301.34 million of debt principal in total, of which $181.34 million of debt principal was prepaid in third quarter 2025 and $120.0 million in fourth quarter 2025 to date. These numbers do not include any regularly scheduled principal amortization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert Neal
	Name:	Robert Neal
	Title:	Executive Vice President, Chief Financial Officer